                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                               AND CLASS A STOCK
                                       OF
                              PITTWAY CORPORATION
                                       AT
                              $45.50 NET PER SHARE
                                       BY
                            HII-2 ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          HONEYWELL INTERNATIONAL INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 3, 2000,
                UNLESS THE OFFER IS EXTENDED.

                                                               December 23, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated December 23, 1999 (the 'Offer to Purchase') and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the 'Offer') in connection with the offer by HII-2 Acquisition Corp., a Delaware corporation ('Purchaser') and a wholly owned subsidiary of Honeywell International Inc., a Delaware corporation ('Parent'), to purchase for cash all outstanding shares of Common Stock of the par value of $1.00 per share (the 'Common Stock'), and all outstanding shares of Class A Stock of the par value of $1.00 per share (the 'Class A Stock', and together with the Common Stock, the 'Shares'), of Pittway Corporation, a Delaware corporation (the 'Company'). Holders of Shares whose certificates evidencing such Shares (the 'Share Certificates') are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $45.50 per Share, net to you in cash without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), and has determined that the Offer and the Merger are fair to, and in the best interests of, the Company and the Company's stockholders and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, February 3, 2000, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares which represents, at the time of acceptance for payment of any Shares pursuant to the Offer, at least (i) two-thirds of the outstanding Shares (determined on a fully diluted basis (as defined in the Offer to Purchase)) and (ii) Shares entitled to cast at least two-thirds of the votes that may be cast by all holders of Shares on the Merger (counting the Class A Stock as entitled to cast 1/10th of a vote per share and determined on such fully diluted basis). The Offer is also subject to the other conditions set forth in the Offer to Purchase. The Offer is not subject to a financing condition. See Section 14 of the Offer to Purchase.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, 'blue sky' or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Lehman Brothers Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE OF THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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
                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                         COMMON STOCK AND CLASS A STOCK
                                       OF
                              PITTWAY CORPORATION
                                       AT
                              $45.50 NET PER SHARE
                                       BY
                            HII-2 ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          HONEYWELL INTERNATIONAL INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 23, 1999 and the related Letter of Transmittal in connection with the Offer by HII-2 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Honeywell International Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock of the par value of $1.00 per share (the 'Common Stock'), and all outstanding shares of Class A Stock of the par value of $1.00 per share (the 'Class A Stock', and together with the Common Stock, the 'Shares'), of Pittway Corporation, a Delaware corporation.
     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares of Common Stock to be Tendered:* ____________  Shares
 Number of Shares of Class A Stock to be Tendered:*____________  Shares

 Dated: ___________________ , _______      _________________________________

                                           _________________________________
                                                     Signature(s)

                                           _________________________________

                                           _________________________________
                                                     Print Name(s)

                                           _________________________________

                                           _________________________________
                                                       Address(es)

                                           _________________________________
                                           Area Code and Telephone Number(s)

                                           _________________________________
                                           Tax ID or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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